EXHIBIT 11

                      CALPINE CORPORATION AND SUBSIDIARIES

                        COMPUTATION OF EARNINGS PER SHARE
                    (in thousands, except per share amounts)
                                   (unaudited)

                                               Three Months Ended              Nine Months Ended
                                                  September 30,                  September 30,
                                            -------------------------       -----------------------
                                              1997            1996           1997           1996
                                            ---------       ---------       --------       --------

Net income                                  $  19,147       $  10,732       $ 24,507       $ 15,155
                                            =========       =========       ========       ========

Primary earnings per share
   Weighted average number of
     common  shares outstanding                19,976          11,044         19,913         10,606
   Conversion of preferred stock                   --           2,179             --          1,541
   Common shares issuable upon
     exercise of stock options using
     the treasury method                        1,080             847            722            548
                                            ---------       ---------       --------       --------
                                            $  21,056       $  14,070       $ 20,635       $ 12,695
                                            ---------       ---------       --------       --------

       Primary earnings per share           $    0.91       $    0.76       $   1.19       $   1.19
                                            =========       =========       ========       ========

Fully diluted earnings per share
   Weighted average number of
     common  shares outstanding                19,976          11,044         19,913         10,606
   Conversion of preferred stock                   --           2,179             --          1,541
   Common shares issuable upon
     exercise of stock options using
     the treasury method                        1,110           1,080          1,110          1,080
                                            ---------       ---------       --------       --------
                                               21,086          14,303       $ 21,023         13,227
                                            ---------       ---------       --------       --------

       Fully diluted earnings per share     $    0.91       $    0.75       $   1.17       $   1.15
                                            =========       =========       ========       ========
